Exhibit 10(b)(16)

                        Amendment to Term Loan Agreement

         THIS AMENDMENT TO TERM LOAN AGREEMENT made as of the 31st day of January, 1996, to that Term Loan Agreement (the "Agreement") dated October 30, 1992, by and between TEXFI INDUSTRIES, INC., a Delaware corporation (herein called "Borrower"), and THE CIT GROUP/COMMERCIAL SERVICES, INC. (formerly known as The CIT Group/BCC, Inc., formerly known as Barclays Commercial Corporation and hereinafter called the "Lender") is effective as of November 3, 1995. The Agreement is hereby amended as follows:

         Paragraph 7.1 of the Agreement is hereby deleted in its entirety and the following paragraph is substituted therefor:

         "7.1 Net Worth. Permit Tangible Net Worth, as of the last day of each fiscal quarter of the Borrower, to be less than the sum of (i) $1,800,000 plus
(ii) the sum of, for each fiscal quarter of Borrower, commencing with the first quarter of the Borrower's 1996 fiscal year: (A) 50% of all Net Income for each fiscal quarter in which Net Income is positive and (B) zero, for each fiscal quarter in which net Income is zero or negative, calculated for the entire period from and after the end of the fourth quarter of the Borrower's 1995 fiscal year to the date of determination thereof."

         Paragraph 7.2 of the Agreement is hereby deleted in its entirety and the following paragraph is substituted therefor:

         "7.2 Working Capital. Permit Working Capital to be less than the following amounts for the date or period indicated (such compliance to be calculated as of the end of each fiscal quarter of the Borrower):

         Applicable date of Period                           Working Capital

At the end of the fourth quarter of Borrower's                 $12,000,000
1995 fiscal year
At the end of the first quarter of Borrower's                  $ 8,000,000
1996 fiscal year

At the end of the second quarter of Borrower's                 $ 8,000,000
1996 fiscal year
At the end of the third quarter of Borrower's                  $ 9,000,000
1996 fiscal year and at the end of each fiscal quarter thereafter

At the end of the fourth quarter of Borrower's                 $12,000,000
1996 fiscal year and at the end of each fiscal quarter thereafter


         IN WITNESS WHEREOF, Borrower and the Lender have caused this Amendment to Term Loan Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

ATTEST:                                  TEXFI INDUSTRIES, INC.



Paige Clark Dickerson                    By:
Assistant Secretary                                        Dane L. Vincent
                                                  Vice President Finance and
[CORPORATE SEAL]                                  Treasurer



ATTEST:                                  THE CIT GROUP/COMMERCIAL
                                         SERVICES, INC.


Marilyn P. Kock                         By: Peter B. Cooney
Assistant Secretary                               Title: Vice President

[CORPORATE SEAL]